NBC CAPITAL CORPORATION

                          Starkville, Mississippi

                   NOTICE OF ANNUAL SHAREHOLDERS MEETING



To the Shareholders of
NBC Capital Corporation


     Notice is hereby given that pursuant to call of its directors and in compliance with the By-laws, the Annual Meeting of Shareholders of NBC Capital Corporation, the holding company of National Bank of Commerce of Mississippi and First State Bank of Tuscaloosa, will be held at the National Bank of Commerce of Mississippi, Starkville Banking Center, NBC Plaza, Starkville, Mississippi on Tuesday,
April 9, 1996 at 5:00 P. M. for the purpose of considering and voting on the following proposals:

     1. Election of Directors: Fixing the number of directors at twenty-five and the election of the twenty-four directors set forth in the Proxy Statement dated March 18, 1996, accompanying this notice of said meeting.

     2. To consider and act upon whatever other business might be brought before the meeting or any adjournment thereof.

     Only those shareholders of record at the close of business
March 1, 1996 shall be entitled to notice of meeting.


                           BY ORDER OF THE BOARD OF DIRECTORS


                           L. F. Mallory, Jr.
                           Chairman of the Board and Chief Executive
                           Officer


Dated and Mailed at
Starkville, Mississippi
March 18, 1996

Enclosures:

     1. Proxy
     2. Business reply envelope
     3. Annual Report

     Whether or not you are able to personally attend the meeting, the Board of Directors respectfully requests that you sign and return the enclosed proxy at your earliest convenience.

     Your presence at the Annual Meeting is encouraged.






                          NBC CAPITAL CORPORATION

                          Starkville, Mississippi

                              PROXY STATEMENT
                      ANNUAL MEETING OF SHAREHOLDERS
                         TO BE HELD APRIL 9, 1996


    This proxy statement is furnished in connection with the solicitation by the Board of Directors of NBC Capital Corporation (hereinafter sometimes referred to as the "Corporation") of proxies for the Annual Meeting of Shareholders to be held at the National Bank of Commerce, Starkville Banking Center, NBC Plaza, Starkville, Mississippi, Tuesday, April 9, 1996 at 5:00 P. M., and any adjournment thereof, for the purpose stated below.

    Shareholders of record as of March 1, 1996 are entitled to vote at the meeting or any adjournment thereof. On March 1, 1996 there were outstanding and entitled to vote, 1,200,000 shares of common stock, each of which entitles the holder to one vote on all business of the meeting and to vote in the election of directors as presented below.

     Any person giving a proxy has the power to revoke it at any time before it is exercised. Notice shall be given in writing or in person for those attending the meeting and voting in person. Additionally, a proxy may be revoked by a subsequently dated proxy. The proxy will be voted in accordance with the specifications given by the stockholder. The Board of Directors will vote any proxy received but not directive of the stockholder's vote in favor of Proposal One.

     The cost of soliciting proxies will be borne by the Corporation. In addition to solicitations by mail, directors, officers and regular employees may solicit personally or by telephone or telegraph.

     The Corporation has no knowledge as of March 1, 1996 that any person beneficially owned, directly or indirectly, more than five percent of the outstanding common stock of the Corporation, except as noted herein:


     Name and Address                   Amount and Nature      Percent
           of                         of Beneficial Ownership     of
     Beneficial Owner                   as of March 1, 1996      Class
     _____________________________    _______________________  _______

     Estate of J. R. Scribner,
     Deceased
     P. O. Box 840
     Amory, Mississippi                       230,567*           19.2

     Employee Stock Ownership Plan             80,277             6.7


     *Sarah Scribner Prude, J. R. Scribner, Jr. and James R. Prude are co-executors of the J. R. Scribner estate. All are being presented for election to the Corporation's Board of Directors. Above ownership includes Scribner Equipment Company account.





                           ELECTION OF DIRECTORS


    The nominees are to be elected for a term of one year or until their respective successors are duly elected and have qualified.
It is intended that shares represented by proxies solicited by management will be voted in accordance with specifications of the stockholders as to election of directors on all nominees listed below. Designated proxy agents may vote proxies in any manner in which the individual shareholder may vote unless otherwise instructed by the shareholder. In the event any nominees are unavailable as candidates, the proxy agents will vote for other persons who in their best judgement are qualified as substitute candidates. The Certificate of Incorporation states that at all elections of directors of the Corporation, each shareholder shall be entitled to as many votes as shall equal the number of votes which he would be entitled to cast for the election of directors with respect to his shares multiplied by the number of directors to be elected, and he may cast all such votes for a single director, or may distribute them among the number to be voted for, or any two or more of them, as he may see fit.

     Other nominations for the office of director may be made only in accordance with the By-Laws, as amended, which provide:

     That it is required that non-management director nominations be made by written notice to the Secretary and received no later than ninety (90) days prior to the month and day that the proxy material regarding the last election of directors to the Board of Directors of the Corporation was mailed to the stockholders.
Notice must include the full name of the director nominated, his age and date of birth, his educational background, and a list of business experience and positions held for at least the preceding five years. The notice must include home and office addresses and telephone numbers and include a signed representation by the nominee to timely provide all information requested by the Corporation as part of its disclosure in regard to the solicitation of proxies for election of directors. The name of each such candidate for director must be placed in nomination at the Annual Meeting by a stockholder present in person and the nominee must be present in person at the meeting for the election of directors. Additionally, all relevant outstanding SEC rules and regulations must be followed by any shareholder making a proposal covered by this section. A vote for a person who has not been duly nominated pursuant to these requirements is void.

     The following schedule sets forth, as to each person nominated for election to the Board of Directors of the Corporation, information as to his principal occupation, year in which he began his period of service as a director of the Corporation, his other position or office with the Corporation, if any, and the common stock of the Corporation of which he is the beneficial owner. Unless otherwise noted, each individual has sole voting and investment power in the ownership reflected.




                                                                  Stock of
                                                        Member   Corporation
                                                        of the  Beneficially Percent
                                    Occupation and      Board   Owned as of    of
Name and Residence        Age         Experience        Since  March 1, 1996  Class
_________________________ ___ _________________________ ______ _____________ _______

Mark A. Abernathy          39 Executive Vice President   1994    1,000         .1
2007 Woodlake Drive           President and Chief
Starkville, MS.               Operating Officer, NBC
                              Capital Corporation and
                              National Bank of Commerce
                              of Mississippi,
                              Starkville, MS.

Robert A. Cunningham       50 Planter                    1990   16,358        1.4
340 Deerbrook Road            Brooksville, MS.
Brooksville, MS.

J. Nutie Dowdle            52 President, Dowdle Butane   1990    9,084         .8
521 Huckleberry Hills         Gas Co., Inc. and
Columbus, MS.                 Wholesale LP Gas Co.
                              Columbus, MS.

Clifton B. Fowler          47 Vice President, NBC        1991    1,185         .1
1306 South Montgomery         Capital Corporation and
Starkville, MS.               President, National Bank
                              of Commerce of
                              Mississippi, Starkville
                              Banking Center
                              Starkville, MS.

Hunter M. Gholson          63 Attorney at Law,           1974   16,009 (1)    1.3
110 6th Street North          Gholson, Hicks and
Columbus, MS.                 Nichols, Columbus, MS.
                              and Secretary of the
                              Board, NBC Capital
                              Corporation and National
                              Bank of Commerce of
                              Mississippi.

Bobby L. Harper            54 Chairman of Executive      1977    5,450         .4
1524 Briarwood Circle         Committee, NBC Capital
Columbus, MS.                 Corporation and National
                              Bank of Commerce of
                              Mississippi and
                              President, National Bank
                              of Commerce of
                              Mississippi,
                              Columbus Banking Center
                              Columbus, MS.

Carl M. Holloway           49 Vice President, NBC        1983    4,160         .3
Route 5 Box 30                Capital Corporation and
Starkville, MS.               Executive Vice President,
                              National Bank of Commerce
                              of Mississippi
                              Starkville, MS.

Robert S. Jones            64 President, Fletcher-       1973    5,547         .5
803 19th Ave. North           Jones, Inc.
Columbus, MS.                 Columbus, MS.


Kenneth A. Madison         63 Vice President, NBC        1991    2,552         .2
529 Poplar Avenue             Capital Corporation and
Philadelphia, MS.             President, National Bank
                              of Commerce of
                              Mississippi, Philadelphia
                              Banking Center
                              Philadelphia, MS.

Lewis F. Mallory, Jr.      53 Chairman of the Board      1969   17,649 (2)
513 Greensboro St.            and President, NBC
Starkville, MS.               Capital Corporation
                              and National Bank of
                              Commerce of Mississippi
                              Starkville, MS.

Robert D. Miller           66 Certified Public           1975    6,202         .5
Treas Lake Road               Accountant, R. D
Aberdeen, MS.                 Miller & Co., C.P.A.
                              Aberdeen, MS.

Edith D. Millsaps          71 Chairman of the Board      1977    3,190         .3
Mayhew Road                   and Secretary-Treasurer,
Starkville, MS.               Millsaps Chevrolet-
                              Pontiac-Buick-GMC Truck,
                              Inc., Starkville, MS.

Ralph E. Pogue             66 Attorney at Law,           1979    3,896 (3)     .3
Lakewood Street               Holcomb, Dunbar, Connell,
Aberdeen, MS.                 Chaffin and Willard
                              Aberdeen, MS.

Thomas J. Prince, Jr.      54 Vice President, NBC        1990    2,539         .2
301 Bellview                  Capital Corporation and
Aberdeen, MS.                 President, National Bank
                              of Commerce of
                              Mississippi, Aberdeen
                              Banking Center
                              Aberdeen, MS.

James R. Prude             42 Independent Bank           1994  272,133 (4)   22.7
4407 Southcrest               Consultant and Vice                      (5)
Road, Dallas, TX.             President, Scribner
                              Equipment Co., Inc.
                              Amory, MS.

Sarah Scribner Prude       69 Secretary-Treasurer,       1987  235,610 (4)   19.6
Highway 25 South              Scribner Equipment
Amory, MS.                    Co., Inc.
                              Amory, MS.

A. C. Puckett              91 President, Memorial        1934    8,756 (6)     .7
Holly Hills                   Insurance Company
Columbus, MS.                 Columbus, MS.

Allen B. Puckett, III      45 President, Columbus        1987   34,590        2.9
Jolly Road                    Brick Company
Columbus, MS.                 Columbus, MS.

Dr. James C. Ratcliff      64 Brooksville Medical        1978    1,789 (7)     .2
East Depot Street             Association
Brooksville, MS.              Brooksville, MS.

J. R. Scribner, Jr.        68 President,                 1971  235,610 (4)   19.6
Highway 25 South              Scribner Equipment
Amory, MS.                    Co., Inc.
                              Amory, MS.

Sammy J. Smith             56 Owner, Smith & Byars       1977    1,119         .1
20 Tally Ho Drive             Men's Clothing
Starkville, MS.               Starkville, MS.

William H. Ward            74 Attorney at Law,           1960    4,948 (8)     .4
302 Scales Street             Ward and Rogers
Starkville, MS.               Starkville, MS.


Henry S. Weiss             65 President, Industrial      1988    7,448 (9)     .6
Waring Road                   Fabricators, Inc., and
Columbus, MS.                 Columbus Scrap Material
                              Co., Inc.
                              Columbus, MS.

E. Lloyd Wood              67 President, Lloyd Wood      1994    1,000         .1
23 Ridgeland                  Construction, Inc.
Tuscaloosa, AL.               Tuscaloosa, AL.


All Officers and
Directors   30*                                                433,953       36.2


*Includes only executive officers as designated by the Corporation's Board of Directors.

 (1)  Includes 6,734 shares which beneficial owner has shared voting and investment power.
 (2)  Includes 535 shares which beneficial owner has shared voting and investment power.
 (3)  Includes 166 shares which beneficial owner has shared voting and investment power.
 (4)  Includes shares held in J. R. Scribner Estate for which Director may exercise voting control.
 (5)  Includes 20,783 shares for which beneficial owner serves as trustee.
 (6)  Includes 1,192 shares which beneficial owner has shared voting and investment power.
 (7)  Includes 674 shares which beneficial owner has shared voting and investment power.
 (8)  Includes 2,474 shares which beneficial owner has shared voting and investment power.
 (9)  Includes 110 shares which beneficial owner has shared voting and investment power.


     The Corporation does not have a Nominating Committee.  The
Corporation does have a standing Audit Committee.

Audit Committee (1995)

Sammy J. Smith, Chairman  J. Nutie Dowdle        Edith D. Millsaps
Ralph E. Pogue            Allen B. Puckett, III  Dr. James C. Ratcliff
William H. Ward           Henry S. Weiss         E. Lloyd Wood


     Function: The Audit Committee which reports directly to the Board of Directors and is composed of non-officer directors, evaluates the work product of the Audit Department and offers general supervision without imposing any limitation on the scope of the audit function. The committee considers and recommends changes which might improve the internal audit control. The committee had four meetings during 1995.




                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

CASH COMPENSATION

     The following table presents information concerning compensation paid or accrued for services to the Corporation for the years 1993, 1994, and 1995 for the CEO and the four highest compensated executive officers whose total annual salary and bonus exceeded $100,000 for the most recent year. Perquisites and other personal benefits are less than 10 percent of annual compensation and bonuses and, therefore, excluded.


                                 SUMMARY COMPENSATION TABLE

                                    ANNUAL COMPENSATION
                                 __________________________

NAME AND                                               ALL OTHER
PRINCIPAL POSITION       YEAR    SALARY    BONUS    COMPENSATION (1)
______________________  ______  ________  _______  __________________

Lewis F. Mallory, Jr.    1995   $234,000  $72,540        5,825*
Chairman of the Board    1994    225,000   69,750        5,963
& Chief Executive        1993    214,990   66,647        8,563
Officer

Mark A. Abernathy        1995    144,200   38,934         N/A
Executive Vice           1994       N/A      N/A          N/A
President and Chief      1993       N/A      N/A          N/A
Operating Officer

Carl M. Holloway         1995    105,370   24,235        4,963*
Executive Vice           1994    102,800   23,464        5,018
President                1993    101,800   23,414        4,499

Joel C. Clements         1995    101,140   23,262        3,738*
Executive Vice           1994     97,250   22,368        3,863
President                1993     93,500   21,505        2,961

Bobby L. Harper          1995     92,600   21,298        3,663*
Chairman, Executive      1994     89,500   20,585        3,529
Committee                1993     88,000   20,240        3,166


* The Employee Stock Ownership Plan portion of the 1995 "All Other Compensation" is a good faith estimate since allocation data has not been received from the actuarial firm responsible for administrative recordkeeping.

For information regarding Phantom Stock Benefit Plan for Lewis F. Mallory, Jr. and Mark A. Abernathy see subsequent table. Also see subsequent disclosure regarding Executive Employment Agreement for Lewis F. Mallory, Jr.

(1) All other compensation includes the Corporations's contribution to a 401-K Thrift Plan and Employee Stock Ownership Plan which are defined contribution plans. All employees become participants in these plans following one year of service and attainment of age 21. The individual's cost in the Employee Stock Ownership Plan is determined by the ratio of his annual compensation to the total compensation of all participants times the annual contribution which was $165,000, $187,100 and $200,000 for calendar years 1993, 1994 and 1995, respectively. Contributions for the 401-K plan are a matching 25 percent contribution for all individuals voluntarily contributing to the plan. Individual voluntary contributions are limited to 5 percent of annual compensation for matching purposes. Contributions to the 401-K plan for all employees totaled $45,079, $54,180 and $54,866 for the years 1993, 1994, and 1995, respectively.



LONG TERM INCENTIVE AWARDS

    The Corporation provides a phantom employee stock benefit plan whereby shares of the Corporation's stock have been assigned for the benefit of two key employees at retirement. Under the terms of the plan, retirement payments will be equal to the fair market value of the stock plus any cash or stock dividends paid since the adoption of the agreement. Compensation expense was recorded at the establishment date based on the market value of the stock. The difference between any increase or decrease in the value of the stock is recorded annually as an adjustment to employee benefit expense.

                                           PERFORMANCE OR OTHER
                       BENEFIT OBLIGATION  PERIOD UNTIL MATURATION
        NAME           AS OF 12-31-95      OR PAYOUT
_____________________  __________________  ___________________________


Lewis F. Mallory, Jr.        $136,586      Payable in cash at the
                                           earlier of disability,
Mark A. Abernathy              42,060      death, or normal
                                           retirement, defined as 65.
                                           Benefit accrued includes
                                           the cash equivalent of
                                           stock market value with
                                           accumulated dividends,
                                           whether cash or stock.

DEFINED BENEFIT PLAN

     NBC Capital Corporation maintains a retirement plan for employees who are 21 years or older who have completed one year of service. The following table specifies the estimated benefits payable upon retirement under the plan to persons in the following remuneration and years of service classifications.


  5 Year Average
  Annual Earnings     10       20       30       40       45
_________________  _______  _______  _______  _______  _______

 $ 50,000          $ 8,710  $17,420  $26,130  $27,380  $28,005
   75,000           13,710   27,420   41,130   43,005   43,943
  100,000           18,710   37,420   56,130   58,630   59,880
  125,000           23,710   47,420   71,130   74,255   75,818
  150,000 or more   28,710   57,420   86,130   89,880   91,755

     Benefits payable under the retirement plan are based on a formula that takes into account the individual's average compensation using the five highest earnings years and the number of years of credited service. The above figures reflect the benefit and compensation limits under federal law in effect for 1995. For that year, the compensation limit was $150,000 and benefit limit was $112,153 (for distribution under "life & 10 years certain" option). The grandfathering of accrued benefits as of 12/31/95 under the pre-1994 compensation limits ($235,840 for 1993) for Lewis F. Mallory, Jr. is not shown since he is not eligible to retire in the next 10 years.

     The above amounts assume that the service period was completed in 1995 with the benefit in effect for years prior to 3/1/65 being used for service to that date and the current formula being used for service after 3/1/65. Benefits are not subject to any deduction for Social Security benefits or other offset amounts and are payable at age 65.

     Credited years of service for those officers whose compensation is disclosed in the summary compensation table follows:

                                  CREDITED SERVICE           YEAR
                                        AS OF             INDIVIDUAL
           NAME                   JANUARY 1, 1996       REACHES AGE 65
     _____________________        ________________      ______________

     Lewis F. Mallory, Jr.             30.583                2008
     Mark A. Abernathy                  1.000                2022
     Carl M. Holloway                  21.583                2012
     Joel C. Clements                  12.000                2012
     Bobby L. Harper                   29.250                2006


COMPENSATION OF DIRECTORS

     The annual basic retainer of non-employee directors is $6,900.
In addition to the basic retainer non-employee directors were paid $450 per special committee meeting attended. Assuming attendance at all 1995 meetings, Salary Committee, Audit Committee, Corporate Responsibility Committee, and Trust Investment Committee were paid an additional $1,800. Executive Committee members consisting of Hunter
M. Gholson, Robert S. Jones, Robert D. Miller, James R. Prude, Sarah Scribner Prude, A. C. Puckett, Allen B. Puckett, III, William H. Ward and Henry S. Weiss were additionally compensated in the amount of $6,300 for serving in that capacity. The Secretary of the Board received an additional $20,000. Additionally, Director James R. Prude was reimbursed $2,824 for air fare to attend board meetings.

     There were eleven meetings of the Board of Directors held during 1995. Of those directors serving during 1995 all attended more than 75 percent of the Board meetings and meetings of those committees of which they were members with the exception of Directors Dowdle, A. C. Puckett, Pogue, Ratcliff and Wood who were either out of town or ill at the time.


COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION


     Executive officer compensation, including that of Chief Executive Officer Mallory, is evaluated by a compensation committee consisting of outside directors. For 1995, members of this committee, which reports its recommendations to the full Board, included Robert S. Jones, Chairman, Hunter M. Gholson, Robert D. Miller, Sarah S. Prude, Allen B. Puckett, III, J. R. Scribner, Jr., William H. Ward and Henry
S. Weiss.

     The Committee develops its recommendation after reviewing information compiled by The Wyatt Company, an actuarial and consulting company with offices in principal cities around the world. This company annually provides recommended salary adjustments on all of the Corporation's salaried positions. The Wyatt Company was retained in 1985 to design and implement a Salary Administration Program which would provide a basis for paying fair and competitive salaries throughout the Corporation, while including a pay for performance philosophy as an underlying principle.

     It is the policy of NBC Capital Corporation to pay fair and equitable salaries based on the relative value of each position to the Corporation, giving due consideration to compensation paid for comparable work by peer banks of similar size and financial performance in its geographical area. The Corporations's position is intended to foster the following goals: (1)attract and retain highly qualified individuals by paying salaries which are competitive in the market place, (2)provide maximum motivation to employees by paying salaries within the latitude of established salary grade ranges, based on individual job performance and (3)promote a progressive work force through which the Corporation can attain its objectives.

     To support the Corporation in these goals, The Wyatt Company annually surveys the market to determine the value of each salaried position. This survey data, the individual's level of responsibility, the length of experience at this level, job performance (reviewed annually using a formal management performance appraisal process), and the Corporation's financial performance become components of a written salary increase recommendation provided by the Consultant. The Salary Committee evaluates Wyatt's recommendations, gives additional consideration to recommendations of the CEO for subordinate executive officers, and makes adjustments as necessary to maintain internal equity in keeping with budgetary considerations. The Committee's action is subject to approval by the full Board of Directors, excluding those Directors who also serve as officers. The Board of Directors did not modify or reject in any material way any action or recommendation of the Salary Committee for 1995.

     Based upon the Salary Committee's recommendation, the Board of Directors has established a discretionary bonus policy which distributes to all staff (excluding certain executive officers) a portion of earnings exceeding a specific annual income goal. For general staff, participation in such bonus pool, if any, is determined by the pro rata share to total participating salaries of all staff participating in the bonus pool. The Chief Executive Officer and Executive Division Heads, including those executives whose total compensation is disclosed in the Summary Compensation Schedule, participate in a separate discretionary bonus pool based upon attainment of the annual corporate income goal as well as a specific annual Return on Average Asset goal. Peer group comparisons are reviewed from the Consultant and Sheshunoff and Company, a bank analyst firm, to ensure that the goals, if attained, position the Corporation in the upper 25th performance percentile, nationally. CEO Mallory's accrued bonus for 1995 was 31% of base salary. The bonus for other executives was 23% of base salary with the exception of COO Abernathy which was 27% of base salary.

     The Securities and Exchange Commission requires that the Company include in its Proxy Statement a line graph presentation comparing cumulative, five-year shareholder returns on an indexed basis with a performance indicator of the overall stock market and either a nationally recognized industry standard or an index of peer companies selected by the Company. The broad market index used in the graph is the NASDAQ Market Index. The Company has chosen to use Media General Financial Services Industry Group 045-East South Central Banks as its peer group index. A list of the companies included in that index follows the graph presentation shown below.

     The graph presentation assumes that $100 was invested in shares of relevant issuers on January 1, 1991, and the dividends were immediately invested in additional shares. The value of the initial $100 investment is shown at one year intervals for a five year period ending 12/31/95. For purposes of constructing this data, the returns of each component issuer have been weighed according to that issuer's market capitalization.


                                 GRAPH

                    FIVE YEAR CUMULATIVE TOTAL RETURN
                OF NBC, NASDAQ MARKET AND MG GROUP INDEX


             1/1/91   1991    1992    1993    1994    1995
             ______  ______  ______  ______  ______  ______

MG Group     100.00  163.59  169.68  179.35  180.09  241.99

NBC          100.00  101.18  124.51  188.51  227.42  262.16

NASDAQ       100.00  128.38  129.64  155.50  163.26  211.77



               MG INDUSTRY GROUP 045-EAST SOUTH CENTRAL BANKS:
               _______________________________________________

Alabama National Bankcorp             Kentucky First Bancorp
AmSouth Bancorp                       Leader Financial Corporation
Banco Central Hispano S.A.            LFS Bancorp, Inc.
Bancorp South, Inc.                   Mid-American Bancorp
Bank of Nashville, Tenn.              National Commerce Bancorporation
Cardinal Bancshares, Inc.             Peoples Banctrust Company
CBT Corporation                       Peoples First Corporation
Colonial BancGroup Class A            Peoples Holding Company
Compass Bancshares, Inc.              Pikeville National
Deposit Guaranty Corporation          Regions Financial Corporation
Farmers Capital Bank Corporation      S. Y. Bancorp, Inc.
First American Corporation, Tenn.     South Alabama Bancorp
First City Bancorp, Inc.              Southern Banc Co., Inc.
First Fed Financial, Kentucky         Southfirst Bancshares
First Tennessee National Corporation  SouthTrust Corporation
Fort Thomas Financial Corp            TF Financial Corporation
Gateway Bancorp Inc., Kentucky        Trans Financial Bancorp, Inc.
Hancock Holding Company               Trustmark Corporation
Kentucky Enterprise Bancorp           Union Planters Corporation



COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION IN
COMPENSATION DECISIONS


     All members of the Salary Committee are non-officer directors. Member Hunter M. Gholson is a partner in a law firm which was retained by the Corporation during 1995 and which is anticipated to be retained during 1996. During 1995, no executive officer of the Corporation or any of its subsidiaries served as a member of the compensation committee (or other board or committee performing similar functions) or the board of directors of another entity, one or more of whose executive officers served on the Executive Committee or the Board of Directors of the Corporation.


                              OTHER INFORMATION

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers to file with the Securities and Exchange Commission initial reports of ownership of common stock. Executive officers and directors are required by Securities and Exchange Commission regulation to furnish the Company with copies of all Section 16(a) forms they file. The Company believes that during the fiscal year ended December 31, 1995 all Section 16(a) filing requirements applicable to the Company's executive officers and directors were complied with.

     During the calendar year 1995, the law firms of Gholson, Hicks and Nichols; Holcomb, Dunbar, Connell, Chaffin and Willard; and Ward and Rogers rendered legal services both to the Corporation and its subsidiary and billed for those services, for which they were compensated. Director Gholson is associated with Gholson, Hicks and Nichols, a professional association. Director Pogue is associated with Holcomb, Dunbar, Connell, Chaffin and Willard, a professional association. Director Ward is associated with Ward and Rogers, a professional association. Gholson, Hicks, and Nichols received a total of $111,208 in legal fees during the calendar year 1995.

     Corporate directors and executive officers and their associates were customers of, and had transactions with, the Corporation's subsidiaries, National Bank of Commerce of Mississippi and/or First State Bank of Tuscaloosa, Tuscaloosa, Alabama, in the ordinary course of business during 1995, and thus far in 1996. Additional transactions may be expected in the future. All outstanding loans and commitments included in such transactions are made in the ordinary course of business, are made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and do not involve more than the normal risk of collectibility or present other unfavorable features.



                       EXECUTIVE EMPLOYMENT AGREEMENTS


     The Company has entered into an Executive Employment Agreement with Chief Executive Officer Lewis F. Mallory, Jr. The Agreement which expires December 31, 1998 provides for continued employment for a period of five (5) years from the date of a material change of ownership and ensures that during said period of employment, the salary, bonuses, and benefits shall be at least as great as currently paid by the Bank. In the event of a change in control (defined as sale, transfer or exchange of 80% or more of the capital stock) the Company shall pay Officer Mallory a termination benefit equal to three
(3) times the average annual compensation paid during the five calendar years preceding such change in control. In the absence of a material change in ownership or change in control, employment may be terminated by the Company at the discretion of the Board of Directors.


                           SELECTION OF AUDIT FIRM


     The CPA firm of T. E. Lott and Company served as auditors for the Corporation in 1995 and will serve as auditors for 1996. In addition to the audit function, the firm was engaged to perform other accounting functions for which they were compensated. All professional services rendered by the firm were approved by the Board of Directors. Representatives of T. E. Lott and Company are expected to be present at the shareholders' meeting with the opportunity to make a statement, if they desire to do so, and will be available to respond to appropriate questions, should questions arise.



                            SHAREHOLDER PROPOSALS

    Any shareholder who intends to make a proposal for inclusion in the Corporation's proxy statement and form of proxy to be presented at the 1997 Annual Shareholders Meeting must make such proposal on or before December 10, 1996, and must comply with all the requirements of rule 14a-8 under the Securities and Exchange Act of 1934. Any such proposals should be sent to the attention of Mr. L. F. Mallory, Jr., Chairman of the Board and Chief Executive Officer of the Corporation at its principal executive office located at NBC Plaza, Starkville, Mississippi, 39759.


                                  FORM 10-K

     THE CORPORATION WILL FURNISH A COPY OF THE ANNUAL REPORT ON FORM 10-K TO ANY STOCKHOLDER, UPON REQUEST AND WITHOUT CHARGE, FOR THE FISCAL YEAR ENDING DECEMBER 31, 1995. SUCH REQUEST SHOULD BE DIRECTED TO THE ATTENTION OF MARTHA W. TAYLOR, P. O. DRAWER 1187, STARKVILLE, MISSISSIPPI, 39760.



                                OTHER BUSINESS


     The Board of Directors at the present knows of no other business to be brought before this meeting. If any other business is presented at the meeting or adjournment thereof, the accompanying proxy solicited by the Board of Directors will be voted in accordance with the recommendation of the Board of Directors.




                                   BY ORDER OF THE BOARD OF DIRECTORS



                                   /S/ HUNTER M. GHOLSON
                                   __________________________________
                                   Hunter M. Gholson
                                   Secretary